UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2017
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LANDCADIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2017, the board of directors (the “Board”) of Landcadia Holdings, Inc. (the “Company”) elected Michael S. Chadwick to serve as a Class II director, with a term expiring at the Company’s second annual general meeting, or until his successor is duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal. The Board appointed Mr. Chadwick, who was determined to be an “independent director” as defined in the applicable rules of The NASDAQ Capital Market, to serve as a member and as the chairman of the audit committee of the Board (the “Audit Committee”). The Board has also determined that Mr. Chadwick qualifies as an “audit committee financial expert” as defined in the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”). In connection with such appointment, Tilman J. Fertitta resigned as a member of the Audit Committee, which is presently comprised of Mr. Chadwick, Mark Kelly and G. Michael Stevens.

Mr. Chadwick has been engaged in the commercial, investment and merchant banking businesses since 1975. From 1988 to 1994, he was the President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. From 1994 to 2009, Mr. Chadwick served as Senior Vice President and as Managing Director in the Corporate Finance Group at Sanders Morris Harris, a merchant and investment banking firm providing financial advisory services. In 2010, Mr. Chadwick worked at Growth Capital Partners, a boutique investment banking firm serving the middle market. From early 2011 to the present, Mr. Chadwick has been a Managing Director of Shoreline Capital Advisors, Inc., a merchant and investment banking boutique located in Houston, Texas, which he co-founded. Mr. Chadwick was elected to the board of directors of Landry’s, Inc. in 2001 and served as the chairman of its audit committee until the company went private in 2010. Mr. Chadwick serves on the board of directors of Moody-Price, L.L.C., a provider of instrumentation, filtration and measurement and control products, and on the board of trustees of the Harris County Hospital District Foundation. Mr. Chadwick’s extensive experience in the commercial, investment and merchant banking field provides a valuable resource to our Board.

On May 8, 2017, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Chadwick, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Second Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of his service on the Board, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

On May 8, 2017, the Company entered into a letter agreement with Mr. Chadwick (the “Letter Agreement”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering.

The Company has filed herewith as Exhibits 10.1 and 10.2 the Indemnification Agreement and the Letter Agreement, which Exhibits are incorporated by reference herein, and the foregoing descriptions of the Indemnification Agreement and the Letter Agreement are qualified in their entirety by reference thereto.

There are no arrangements or understandings between Mr. Chadwick and any other persons pursuant to which Mr. Chadwick was selected as a director of the Company. There are no family relationships between Mr. Chadwick and any of the Company’s other directors or executive officers and Mr. Chadwick has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Company incorporates by reference the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS, INC.

	By:	/s/ Richard H. Liem
Name: Richard H. Liem
Title: Vice President and Chief Financial Officer

Dated: May 10, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement, dated as of May 8, 2017, by and between the Company and Michael S. Chadwick.
10.2	Letter Agreement, dated May 8, 2017, by and between the Company and Michael S. Chadwick.